EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of Form S-8 (Nos. 333-123274, 333-113100, 333-132346, 333-140391, 333-140392, 333-149443, 333-157317 and 333-163735) of Atheros Communications, Inc. of our report dated February 12, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 12, 2010